Exhibit 32
TUCSON ELECTRIC POWER COMPANY
 _________________________________________________________
STATEMENTS OF CORPORATE OFFICERS
(Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
 _________________________________________________________
Each of the undersigned, David G. Hutchens, President and Chief Executive Officer of Tucson Electric Power Company (the “Company”), and Frank P. Marino, Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.
February 16, 2017

/s/ David G. Hutchens
David G. Hutchens
President and
Chief Executive Officer
(Principal Executive Officer)
Tucson Electric Power Company

/s/ Frank P. Marino
Frank P. Marino
Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Tucson Electric Power Company